Exhibit 99.1

FOR IMMEDIATE RELEASE
April 28, 2016

Huron Consulting Group Announces
First Quarter 2016 Financial Results

•	Revenues increased 16.9% to $180.5 million in Q1 2016 from $154.4 million in Q1 2015.

•	Operating income increased 81.1% to $14.4 million in Q1 2016 from $7.9 million in Q1 2015.

•	Adjusted EBITDA(6), a non-GAAP measure, increased 64.6% to $26.5 million in Q1 2016 from $16.1 million in Q1 2015.

•	Diluted earnings per share from continuing operations increased to $0.32 in Q1 2016 from $0.04 in Q1 2015.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, increased to $0.62 in Q1 2016 from $0.23 in Q1 2015.

•	Company affirms its previously released revenue guidance for full year 2016 in a range of $720.0 million to $760.0 million.

CHICAGO - April 28, 2016 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results from continuing operations for the first quarter ended March 31, 2016.

“Our first quarter results were in line with our expectations and consistent with our full year guidance," said James H. Roth, chief executive officer and president, Huron Consulting Group. "The Education and Life Sciences and Business Advisory segments both achieved strong results in the first quarter. Our Healthcare business grew at a more modest pace, reflective of the market shifts taking place across the provider segment."

“We are excited about Huron’s prospects for the remainder of the year. The pace of change across our client base, especially within the primary industries that we serve, and the resulting need for advisory services provide us the opportunity to achieve company-wide revenue growth at our mid-to-upper single-digit targets,” added Roth.

First Quarter 2016 Results from Continuing Operations
Revenues for the first quarter of 2016 were $180.5 million, an increase of 16.9% compared to $154.4 million for the first quarter of 2015. The Company's first quarter 2016 operating income was $14.4 million, an increase of 81.1% compared to $7.9 million in the first quarter of 2015. Net income from continuing operations increased to $6.9 million, or $0.32 per diluted share, for the first quarter of 2016 from $1.0 million, or $0.04 per diluted share, for the same period last year.

First quarter 2016 earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) increased 60.6% to $25.2 million, or 13.9% of revenues, compared to $15.7 million, or 10.2% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2016	2015
Amortization of intangible assets	$7,445	$4,631
Restructuring charges	$1,333	$656
Other gain	$—	$(226)
Non-cash interest on convertible notes	$1,839	$1,754
Tax effect	$(4,172)	$(2,685)

Adjusted EBITDA(6) increased 64.6% to $26.5 million, or 14.7% of revenues, in the first quarter of 2016, from $16.1 million, or 10.4% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) increased 161.1% to $13.3 million, or $0.62 per diluted share, for the first quarter of 2016 from $5.1 million, or $0.23 per diluted share, for the comparable period in 2015.

The average number of full-time billable consultants(1) increased 5.4% to 1,829 in the first quarter of 2016 compared to 1,736 in the same quarter last year. Full-time billable consultant utilization rate(2) was 76.6% during the first quarter of 2016 compared to 73.1% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $214 for the first quarter of 2016 compared to $217 for the first quarter of 2015. The average number of full-time equivalent professionals(5) was 245 in the first quarter of 2016 compared to 170 for the comparable period in 2015.

Operating Segments
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The Company’s year-to-date 2016 revenues by operating segment as a percentage of total Company revenues are as follows: Huron Healthcare (63%); Huron Education and Life Sciences (24%); and Huron Business Advisory (13%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2016.

Acquisitions
Effective February 1, 2016, Huron completed its acquisition of My Rounding Solutions, LLC ("MyRounding"), a Denver, Colorado-based firm specializing in digital health solutions to improve patient care. The MyRounding application is designed to standardize, automate and track rounding activity, allowing nurses and staff to improve the care and experience of patients in real time. The addition of MyRounding expands the integration of Huron’s software and consulting solutions and strengthens the Company's transformation services for healthcare providers. The results of operations of MyRounding are included within the Huron Healthcare segment from the date of acquisition.

On April 26, 2016, Huron entered into an agreement to acquire the U.S. assets of ADI Strategies, Inc. ("ADI"), a leading enterprise performance management, risk management, and business intelligence firm focused on implementing the Oracle enterprise application suite. The financial results of ADI will be included within the Huron Business Advisory segment from the close date, which the Company anticipates will be in the second quarter of 2016. The Company is also in the process of acquiring the international assets of ADI in Dubai and India. An agreement for these assets is expected to be signed in the second quarter of 2016.
Outlook for 2016
Based on currently available information, the Company affirms guidance, which was previously announced on February 22, 2016, for full year 2016 revenues before reimbursable expenses in a range of $720.0 million to $760.0 million. The Company also affirms EBITDA in a range of $136.0 million to $145.5 million, Adjusted EBITDA in a range of $138.0 million to $147.5 million, GAAP diluted earnings per share from continuing operations in a range of $2.10 to $2.30, and non-GAAP adjusted diluted earnings per share from continuing operations in a range of $3.20 to $3.40.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

First Quarter 2016 Webcast
The Company will host a webcast to discuss its financial results today, April 28, 2016, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(6)
In evaluating the Company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations, and diluted earnings per share from continuing operations, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company's core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group
Huron is a global professional services firm focused on assisting clients with their most complex business issues by delivering high-value, quality solutions to support their long-term strategic objectives. Huron specializes in serving clients in the healthcare, higher education, life sciences, and commercial sectors as these organizations face significant transformational change and regulatory or economic pressures in dynamic market environments. With its deep industry and technical expertise, Huron provides advisory, consulting, technology, and analytic solutions to deliver sustainable and measurable results. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” or "outlook" or similar expressions. These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:
Jenna Nichols
312-880-5693
jnichols@huronconsultinggroup.com
Investor Contact:
C. Mark Hussey
or
John Kelly
312-583-8722
investor@huronconsultinggroup.com

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues and reimbursable expenses:
Revenues	$180,489	$154,426
Reimbursable expenses	16,561	16,308
Total revenues and reimbursable expenses	197,050	170,734
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	111,857	101,394
Amortization of intangible assets and software development costs	3,386	2,454
Reimbursable expenses	16,627	16,407
Total direct costs and reimbursable expenses	131,870	120,255
Operating expenses and other operating gain:
Selling, general and administrative expenses	42,057	36,824
Restructuring charges	1,333	656
Other gain	—	(226)
Depreciation and amortization	7,414	5,289
Total operating expenses and other operating gain	50,804	42,543
Operating income	14,376	7,936
Other income (expense), net:
Interest expense, net of interest income	(3,971)	(4,393)
Other income (expense), net	471	(683)
Total other expense, net	(3,500)	(5,076)
Income from continuing operations before income tax expense	10,876	2,860
Income tax expense	4,010	1,892
Net income from continuing operations	6,866	968
Income (loss) from discontinued operations, net of tax	(864)	534
Net income	$6,002	$1,502
Net earnings per basic share:
Net income from continuing operations	$0.33	$0.04
Income (loss) from discontinued operations, net of tax	(0.05)	0.03
Net income	$0.28	$0.07
Net earnings per diluted share:
Net income from continuing operations	$0.32	$0.04
Income (loss) from discontinued operations, net of tax	(0.04)	0.03
Net income	$0.28	$0.07
Weighted average shares used in calculating earnings per share:
Basic	21,114	22,126
Diluted	21,460	22,602
Comprehensive income:
Net income	$6,002	$1,502
Foreign currency translation gain (loss), net of tax	21	(436)
Unrealized gain (loss) on investment, net of tax	1,472	(50)
Unrealized loss on cash flow hedging instruments, net of tax	(114)	(209)
Other comprehensive income (loss)	1,379	(695)
Comprehensive income	$7,381	$807

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$13,457	$58,437
Receivables from clients, net	71,314	85,297
Unbilled services, net	73,452	56,527
Income tax receivable	7,618	406
Prepaid expenses and other current assets	14,887	27,720
Total current assets	180,728	228,387
Property and equipment, net	27,294	28,888
Long-term investment	37,256	34,831
Other non-current assets	22,487	21,045
Intangible assets, net	94,256	94,992
Goodwill	765,533	751,400
Total assets	$1,127,554	$1,159,543
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,206	$7,220
Accrued expenses	22,237	24,276
Accrued payroll and related benefits	41,813	80,839
Deferred revenues	19,944	19,086
Total current liabilities	89,200	131,421
Non-current liabilities:
Deferred compensation and other liabilities	28,916	23,768
Long-term debt	350,013	307,376
Deferred lease incentives	9,668	9,965
Deferred income taxes, net	42,555	34,688
Total non-current liabilities	431,152	375,797
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,084,277 and 24,775,823 shares issued at March 31, 2016 and December 31, 2015, respectively	234	241
Treasury stock, at cost, 2,344,975 and 2,249,630 shares at March 31, 2016 and December 31, 2015, respectively	(109,146)	(103,734)
Additional paid-in capital	391,282	438,367
Retained earnings	319,868	313,866
Accumulated other comprehensive income	4,964	3,585
Total stockholders’ equity	607,202	652,325
Total liabilities and stockholders’ equity	$1,127,554	$1,159,543

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$6,002	$1,502
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10,799	10,289
Share-based compensation	5,208	5,280
Amortization of debt discount and issuance costs	2,367	2,365
Allowances for doubtful accounts and unbilled services	2,418	(1,904)
Deferred income taxes	6,332	2,716
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	14,834	(6,547)
(Increase) decrease in unbilled services	(19,363)	(7,984)
(Increase) decrease in current income tax receivable / payable, net	(8,247)	(359)
(Increase) decrease in other assets	10,983	1,816
Increase (decrease) in accounts payable and accrued liabilities	(3,960)	9,886
Increase (decrease) in accrued payroll and related benefits	(37,451)	(62,450)
Increase (decrease) in deferred revenues	198	3,236
Net cash used in operating activities	(9,880)	(42,154)
Cash flows from investing activities:
Purchases of property and equipment, net	(1,980)	(6,482)
Investment in life insurance policies	(866)	(4,941)
Purchases of businesses	(14,000)	(331,807)
Purchase of convertible debt investment	—	(2,500)
Capitalization of internally developed software costs	(252)	—
Net cash used in investing activities	(17,098)	(345,730)
Cash flows from financing activities:
Proceeds from exercise of stock options	123	—
Shares redeemed for employee tax withholdings	(4,377)	(4,485)
Tax benefit from share-based compensation	859	2,734
Share repurchases	(55,265)	—
Proceeds from borrowings under credit facility	70,500	197,500
Repayments on credit facility	(30,000)	(57,500)
Payments for capital lease obligations	—	(20)
Net cash provided by (used in) financing activities	(18,160)	138,229
Effect of exchange rate changes on cash	158	(34)
Net decrease in cash and cash equivalents	(44,980)	(249,689)
Cash and cash equivalents at beginning of the period	58,437	256,872
Cash and cash equivalents at end of the period	$13,457	$7,183

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2016	2015
Huron Healthcare:
Revenues	$114,018	$98,004	16.3%
Operating income	$39,006	$28,980	34.6%
Segment operating income as a percentage of segment revenues	34.2%	29.6%
Huron Education and Life Sciences:
Revenues	$43,238	$39,897	8.4%
Operating income	$10,208	$11,780	(13.3)%
Segment operating income as a percentage of segment revenues	23.6%	29.5%
Huron Business Advisory:
Revenues	$23,233	$15,738	47.6%
Operating income	$2,699	$1,599	68.8%
Segment operating income as a percentage of segment revenues	11.6%	10.2%
All Other:
Revenues	$—	$787	(100.0)%
Operating loss	$—	$(992)	(100.0)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$180,489	$154,426	16.9%
Reimbursable expenses	16,561	16,308	1.6%
Total revenues and reimbursable expenses	$197,050	$170,734	15.4%
Statements of Earnings reconciliation:
Segment operating income	$51,913	$41,367	25.5%
Items not allocated at the segment level:
Other operating expenses and gain	30,123	28,142	7.0%
Depreciation and amortization expense	7,414	5,289	40.2%
Total operating income	14,376	7,936	81.1%
Other expense, net	3,500	5,076	(31.0)%
Income from continuing operations before income tax expense	$10,876	$2,860	280.3%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,023	1,105	(7.4)%
Huron Education and Life Sciences	497	425	16.9%
Huron Business Advisory	322	211	52.6%
Total	1,842	1,741	5.8%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,026	1,108
Huron Education and Life Sciences	487	423
Huron Business Advisory	316	205
Total	1,829	1,736

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended March 31,
Other Operating Data (continued):	2016	2015
Full-time billable consultant utilization rate (2):
Huron Healthcare	80.5%	72.5%
Huron Education and Life Sciences	71.4%	76.4%
Huron Business Advisory	72.0%	69.5%
Total	76.6%	73.1%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$213	$211
Huron Education and Life Sciences	$227	$225
Huron Business Advisory (4)	$199	$227
Total	$214	$217
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$82	$72
Huron Education and Life Sciences	$79	$81
Huron Business Advisory	$71	$74
Total	$79	$74
Average number of full-time equivalents (for the period) (5):
Huron Healthcare	199	127
Huron Education and Life Sciences	39	38
Huron Business Advisory	7	5
Total	245	170
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$151	$145
Huron Education and Life Sciences	$123	$149
Huron Business Advisory	$126	$89
Total	$146	$144

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
The Huron Business Advisory segment includes the operations of Rittman Mead India, a business that we acquired in July 2015. Absent the impact of Rittman Mead India, the average billing rate per hour for Huron Business Advisory for the three months ended March 31, 2016 would have been $230.

(5)
Consists of consultants who work variable schedules as needed by our clients, including full-time employees who provide software support and maintenance services to our clients, and cultural transformation consultants within our Studer Group solution, which include coaches and their support staff.

N/M - Not meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues	$180,489	$154,426
Net income from continuing operations	$6,866	$968
Add back:
Income tax expense	4,010	1,892
Interest and other expenses	3,500	5,076
Depreciation and amortization	10,800	7,743
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	25,176	15,679
Add back:
Restructuring charges	1,333	656
Other gain	—	(226)
Adjusted EBITDA (6)	$26,509	$16,109
Adjusted EBITDA as a percentage of revenues (6)	14.7%	10.4%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net income from continuing operations	$6,866	$968
Weighted average shares – diluted	21,460	22,602
Diluted earnings per share from continuing operations	$0.32	$0.04
Add back:
Amortization of intangible assets	7,445	4,631
Restructuring charges	1,333	656
Other gain	—	(226)
Non-cash interest on convertible notes	1,839	1,754
Tax effect	(4,172)	(2,685)
Total adjustments, net of tax	6,445	4,130
Adjusted net income from continuing operations (6)	$13,311	$5,098
Adjusted diluted earnings per share from continuing operations (6)	$0.62	$0.23

(6)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.